Exhibit 3.1

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070442538-15
Filing Date and Time 06/27/2007 4:03 PM
Entity Number E0447542007-4

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	DAS, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street	Carson City	Nevada	89706
	(MANDATORY) Physical Address	City	State	Zip Code

	(OPTIONAL) Mailing Address	City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value: 1,500	Par value Per share: $1.00	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Karen Gentile
Name
	1717 Route 6	Carmel	NY	10512
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)	Corporation Service Company
	Name	X By: /s/ C W
Signature

	502 East John Street	Carson City	NV	89706
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation.
	X By: /s/ C W			6/27/07
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

This form must be accompanied by appropriate fees.